UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2014, National Fuel Gas Company (the “Company”) entered into a Director Services Agreement (the “Agreement”) with David F. Smith, Executive Chairman of the Board of Directors of the Company. The Agreement has an effective date of April 1, 2014.

The Agreement provides that, effective as of April 1, 2014, upon Mr. Smith’s retirement from the Company, he will become the non-executive, non-employee Chairman of the Board. Under the Agreement, Mr. Smith will serve as Chairman of the Board for one year, or for such longer period as Mr. Smith, the Chief Executive Officer of the Company and the Board of Directors may mutually agree (“Chairman Services Period”). During the Chairman Services Period, Mr. Smith will perform the duties and responsibilities of Chairman of the Board of Directors as established under the Company’s By-Laws and Corporate Governance Guidelines, and consult with the Chief Executive Officer on matters pertaining to the administration and operation of the Company that Mr. Smith or the Chief Executive Officer deem appropriate. In no event will Mr. Smith provide, or be required to provide, services during the Chairman Services Period for more than the equivalent of fifty full time days in any calendar year (pro-rated for the partial calendar years during such period at the beginning and the end of the Chairman Services Period).

During the Chairman Services Period, Mr. Smith will receive an annual fee equal to $500,000. Mr. Smith is also eligible for Company-paid insurance coverage provided to other non-employee directors. Mr. Smith will not accrue any other compensation for his services during the Chairman Services Period, including any compensation otherwise made available to non-employee directors of the Company, any annual bonus or other incentive compensation opportunity, the award of any stock options or other equity grants, nor will he accrue any additional benefits under any employee benefit plans of the Company. The Agreement will not affect any benefits or compensation to which Mr. Smith is or may be entitled by reason of his services to the Company as an employee through his retirement date, including without limitation the settlement of previously-awarded equity grants upon exercise thereof by Mr. Smith or upon the satisfaction of conditions relating to performance by the Company, and any life insurance or life insurance premium amounts that may be payable under separately negotiated agreements.

The Company will reimburse Mr. Smith for reasonable travel, lodging, meals and other appropriate expenses incurred by him in the course of rendering services under the Agreement. The Company will also provide Mr. Smith with suitable office space on its premises and appropriate secretarial services on an as needed basis during the Chairman Services Period.

The Agreement includes certain other customary terms and conditions, including, among others, provisions relating to confidential information, non-competition, non-solicitation of employees of the Company, and indemnification.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2014, based on its consideration of the Hay Group compensation analysis, the Compensation Committee of the Board of Directors determined to raise the annual base salary of the Company’s President and Chief Executive Officer, Ronald J. Tanski, to an amount that is slightly below the 50th percentile of the Energy Industry market data of the Hay Group, an independent compensation consulting firm retained by the Compensation Committee. Effective April 1, 2014, in exercising its business judgment, the Committee increased Mr. Tanski’s annual base salary from $832,500 to $900,000. As previously disclosed, the Compensation Committee has determined to target total direct compensation at the 50th percentile of the Hay Group’s Energy Industry market data and, in its subjective business judgment, believes that this increase continues to strike an appropriate balance between cash and equity compensation for the Chief Executive Officer.

As of April 1, 2014, David F. Smith will be compensated under a Director Services Agreement, as described above, at an annual rate of $500,000. Mr. Smith’s annual salary prior to April 1, 2014 is $682,500.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of National Fuel Gas Company was held on March 13, 2014. At that meeting, the stockholders elected Ronald W. Jibson, Jeffrey W. Shaw and Ronald J. Tanski as first-time Company directors for three-year terms, ratified the appointment of an independent registered public accounting firm, approved executive compensation in a non-binding advisory vote, and rejected a stockholder proposal.

The vote with respect to Mr. Jibson was as follows: For, 61,705,190 (98.2% of the votes cast); Withheld, 1,119,446; Broker Non-Votes, 13,202,784. The vote with respect to Mr. Shaw was as follows: For, 62,188,951 (99.0%); Withheld, 635,685; Broker Non-Votes, 13,202,784. The vote with respect to Mr. Tanski was as follows: For, 56,672,444 (90.2%); Withheld, 6,152,192; Broker Non-Votes, 13,202,784. In connection with their election to the Board, each of Messrs. Jibson, Shaw and Tanski entered into a Director Indemnification Agreement with the Company, in the form previously approved by the Board and filed by the Company as an exhibit to its Form 10-K.

The vote with respect to ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was as follows: For, 75,314,760 (99.3%); Against, 494,929; Abstain, 217,731; Broker Non-Votes, 0.

The advisory vote with respect to approval of executive compensation was as follows: For, 52,917,512 (95.9%); Against, 2,260,087; Abstain, 7,647,037; Broker Non-Votes, 13,202,784.

The vote with respect to the stockholder proposal was as follows: For, 19,341,846 (33.6%); Against, 38,201,028; Abstain, 5,281,762; Broker Non-Votes, 13,202,784.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Director Services Agreement between National Fuel Gas Company and David F. Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

March 18, 2014	By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Director Services Agreement between National Fuel Gas Company and David F. Smith